EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT





The Board of Directors
Bay View Capital Corporation:


We consent to the use of our report relating to the consolidated statement of financial condition of Bay View Capital Corporation and subsidiaries as of December 31, 1998, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.



                                                   /s/ KPMG, LLP



San Francisco, California
July 19, 1999